EXHIBIT 23

                 CONSENT OF INDEPENDANT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-59267) of Caterpillar Financial Services Corporation of our report dated January 21, 1997 appearing on page 14 of this Form 10-K.





PRICE WATERHOUSE LLP

New York, New York
February 27, 1997